UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 12, 2012

BENACO, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-173476	99-0363913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 William Street, 6th Floor

New York, NY 10038

(Address of principal executive offices, including zip code)

(212) 344-1105

(Registrant’s telephone number, including area code)

(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K of Benaco, Inc. (the “Company”) which was filed on November 13, 2012 is being filed for the sole purpose of (a) amending the “Management’s Discussion and Analysis of Results of Operation and Financial Condition” section contained in Item 2.01 of the original filing so that the section addresses the financial condition of Homeland Safety Consultants, Inc. (“Homeland”) as of September 30, 2012 and the results of operations of Homeland for the nine months then ended, (b) amending Item 9.01 to file unaudited consolidated financial statements of Homeland as of September 30, 2012 and for the nine months then ended and (c) adding Item 5.03 to report that the Company has determined to change its fiscal year to the calendar year.

Item 2.01 Completion of Acquisition or Disposition of Assets

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of Homeland Safety Consultants, Inc. and its consolidated subsidiary for the fiscal years ended December 31, 2011 and 2010, and the nine month periods ended September 30, 2012 and 2011, should be read in conjunction with the Homeland Safety Consultants, Inc. consolidated financial statements, and the notes to those financial statements that are included elsewhere in this Current Report. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Current Report. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

Homeland Safety Consultants, Inc. (the “Company”) is a construction safety and training company. Founded in 2004, Homeland Safety has served the New York City area in construction safety services, safety training and fire and emergency preparedness. The Company’s main source of revenue (approximately 94% and 93% of the Company’s entire net revenue for the nine months ended September 30, 2012 and year ended December 31, 2011, respectively) is generated by providing site safety services to major construction projects by staffing licensed site safety managers and construction fire safety managers on construction sites, conducting safety audits and inspections and developing and filing site safety plans, health and safety plans and other construction-related plans with the New York City Department of Buildings (the “DOB”). The Company offers a comprehensive array of training classes to the construction and fire safety industries. These classes include many OSHA classes, DOB-required classes and fire safety courses as mandated by the New York City Fire Department (“FDNY”). The Company also works with building managers and owners of high rise buildings to develop and file fire safety and emergency action plans with the FDNY. The Company plans on increasing its market share within the New York City area and to begin expansion to other areas of the country. The decision to become a public company was motivated as a way to finance these growth objectives.

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Results of Operation

The following table presents a summary of operating information for the year ended December 31, 2011 and 2010:

	12/31/2011 ($)	12/31/2010 ($)	$ Change	% Change
Net Revenue	4,351,200	3,211,704	1,139,496	35.5%
Cost of Revenues	2,666,627	2,077,902	588,725	28.4%
Gross profit	1,684,573	1,133,802	550,771	48.6%

Selling and administrative expense	1,453,682	1,173,807	279,875	23.9%
Interest expense, net	57,343	48,439	8,904	18.4%
Net income (loss) before provision for income taxes	173,548	(88,444)	261,992	297%
Provisions for income taxes	78,856	(36,381)	115,237	316%
Net Income (Loss)	94,692	(52,063)	146,755	282%

Net Revenue:

Net revenue increased by approximately $1,139,496 or approximately 35.5%, from approximately $3,211,704 for the year ended December 31, 2010 to approximately $4,351,200 for the year ended December 31, 2011. The Company added 3 projects in 2011, which was the primary cause for the increase in net revenue. The Company also increased its rate of service by 20 to 25% as dictated by market conditions. The Company anticipates that its rates will stabilize at the current rates during the next 12 months.

3

Cost of Revenues:

Cost of revenues increased by $588,725 or 28.4%, from $2,077,902, for the year ended December 31, 2010 to $2,666,627 for the year ended December 30, 2011. The increase was due primarily to the hiring of additional field workers to staff the increased number of projects that the Company added during the year. Compensation of personnel is the main component of cost of revenues. Rates paid to these workers also increased by approximately 20% as dictated by market conditions. The Company anticipates that these costs will stabilize at current levels during the next 12 months.

Gross Profit:

Gross profit increased $550,771 or 48.6%, from $1,133,802 for the year ended December 31, 2010 to $1,684,573 for the year ended December 31, 2011. The increase was due to an increase in projects and higher margins earned by the Company for its projects during the year ended December 31, 2011.

Selling and Administrative Expenses:

Selling and administrative expenses increased by $279,875 or 23.9%, from $1,173,807 for the year ended December 31, 2010 to $1,453,682 for the year ended December 31, 2011. The increase was primarily due to higher operating costs, including higher rent expense as the Company moved to larger office space and increased administrative payroll.

Provision for Income Tax:

Provision for Income Tax was calculated using an effective tax rate of 45% in 2011 and an effective tax rate of 41% in 2012. The Company had net operating loss carry forwards which offset such tax requirements.

Net Income:

As a result of the above factors, net income increased by $146,755 or 282%, from a loss of $52,063 for the year ended December 31, 2010 to income of $94,692 for the year ended December 31, 2011. The increase was primarily attributable to the increase in revenue and an improved gross profit margin.

The following table presents a summary of operating information for the nine months ended September 30 2012 and 2011:

	9/30/12 ($)	9/30/11 ($)	$ Change	% Change
Net Revenue	3,516,596	3,157,360	359,236	11.4%
Cost of Revenues	2,096,667	1,924,618	172,049	8.9%
Gross profit	1,419,929	1,232,742	187,187	15.2%

Selling and administrative	1,228,753	1,068,976	159,777	15.0%
Interest expense, net	37,999	31,142	6,857	22.0%
Net income (loss) before provision for income taxes	153,177	132,624	20,553	15.5%
Provisions for income taxes	79,046	60,274	18,772	31.1%
Net income (loss)	74,131	72,350	1,781	2.5%

4

Net Revenue:

Net revenue increased by approximately $359,236 or approximately 11.38%, from $3,157,360 for the nine months ended September 30, 2011 to $3,516,596 for the nine months ended September 30, 2012. The Company increased its rate billed to its clients by 20 to 25% as dictated by market conditions, which was the primary cause for the increase in net revenue. This increase began during the summer of 2011 and the Company anticipates that its rate of services will stabilize at current levels during the next 12 months. Better weather during the 2012 winter as compared to the winter of 2011 also contributed to the increase in billable time on projects.

Cost of Revenues:

Cost of revenues increased by $172,049 or 8.94%, from $1,924,618 for the nine months ended September 30, 2011 to $2,096,667 for the nine months ended September 30, 2012. The increase was due primarily to an increase in the hourly rates paid to our employees as dictated by market conditions. The Company anticipates that these costs will stabilize at current levels during the next 12 months. Better weather during the winter of 2012 as compared to the winter of 2011 also contributed to the increase of man hours worked which is the variable cost associated with these projects

Gross profit:

Gross profit increased by $187.187 or 15.18% from $1,232,742 for the nine months ended September 30, 2011 to $1,419,929 for the nine months ended September 30, 2012. The increase was due to higher margins earned by the Company for its projects during the period along with increased revenues.

Selling and Administrative Expenses:

Selling and administrative expenses increased by $159,777 or 14.95% from $1,068,976 for the nine months ended September 30, 2011 to $1,228,753 for the nine months ended September 30, 2012. The increase was due to higher operating costs including an increase in rent and insurance costs as well as administrative fees paid as a result of the Company’s increased business.

5

Provision for Income Tax:

Provision for Income Tax was calculated using an effective tax rate of 45% in 2011 and an effective tax rate of 51% in 2012. The Company had net operating loss carry forwards which offset such tax requirements for the nine months ended September 30, 2011. At September 30, 2012, the Company did not have a net operating loss carry forward.

Net Income:

As a result of the above factors, net income increased by $1,781 or 2.46%, from a profit of $72,350 for the nine months ended September 30, 2011 to a profit of $74,131 for the nine months ended September 30, 2012. The increase was primarily attributable to the increase in revenue and an improved gross profit margin countered by the increase in selling and administrative expenses and the rise in the Company’s effective tax rate during the nine months ended September 30, 2012.

Going Concern Qualification:

Although the Company had a net income of $74,131 and positive cash flows from operating activities for the nine months ended September 30, 2012, the Company has an accumulated deficit of approximately $69,000 as of September 30, 2012. In addition, at September 30, 2012, the Company has a cash balance of approximately $15,600 and a working capital deficiency of approximately $107,000. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Liquidity and Capital Resources

The Company’s principal sources of liquidity include cash from operations and loans from both related and unrelated parties.

The Company needs additional capital to fund current working capital requirements, ongoing debt service and to repay its obligations that are maturing over the upcoming twelve month period. Management plans to increase revenues and to control operating expenses in order to reduce losses from operations. Additionally, the Company plans to seek equity and/or debt financing in order to enable the Company to meet its financial obligations.

As of September 30, 2012, the Company had cash balances of $15,585 compared to $21,196 on September 30, 2011. Net cash provided by operating activities for the 9 months ended September 30, 2012 was $121,267 compared to ($248,424) for the 9 months ended September 30, 2011. The Company’s ability to collect on accounts receivable as well as obtaining better credit terms with vendors were the main contributors to this increase. As of December 31, 2011, the Company had cash balances of $34,893 compared to $5,769 on December 31, 2010. Net cash provided by operations was ($166,615) in 2011 compared to ($120,946) in 2010. In both years an increase in accounts receivables was the major component of this figure.

6

Net cash used in investing activities in 2011 was ($13,931), which reflects purchases of new computer equipment. Net cash used in investing activities was ($40,033) in 2010 which was the result of office improvements performed to the Company’s office space. During the 9 months ended September 30, 2012, the Company did not use any cash in investing activities compared the ($8,407) used during the 9 months ended September 30, 2011 for computer equipment.

Net cash used in financing activities amounted to ($140,575) in the nine months ended September 30, 2012. This was due to repayment of short term debt of $140,575. Net cash provided by financing activities in the nine months ended September 30, 2011 was $272,258 and $209,670 for the entire year of 2011. During the nine months ended September 30, 2011 the Company had to borrow $284,100 to compensate for having generated less cash from operations. As the Company produced positive cash from operations during the second half of 2011, it was able to repay $86,409 of short term debt. In 2010 the Company’s net cash provided from financing activities was $136,929.

Bank loans

The Company has a 5 year term loan with a commercial bank bearing interest at 11.5%. The principal balance of the loan as of September 30, 2012 was $287,899. The loan matures in May 2013. The loan is secured by the assets of the Company and is guaranteed jointly and severally by two of the Company’s shareholders.

Off-Balance Sheet Arrangements

The Company currently has no off-balance sheet arrangement.

Critical accounting policies and estimates

Our consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles. Our significant accounting policies are described in Note 1 of the consolidated financial statements.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of the contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Significant estimates, assumptions and judgments are applied in the determination of our allowance for doubtful accounts and our valuation allowance based on future taxable income. Estimates have been prepared on the basis of the most current and best information available as of each balance sheet date. As such, actual results could differ from those estimates.

Revenue Recognition: Revenue consists primarily of fees received, based on time and materials, for providing site safety managers on major construction sites and safety training, fire safety and emergency preparedness services. Revenue is recognized in the period in which the services are performed and amounts are earned, and collectability is reasonably assured.

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Accounts Receivable: Accounts receivables are non-interest bearing obligations due under normal trade terms. Senior management reviews accounts receivable on a monthly basis to determine if any receivables will be potentially uncollectible. Historical bad debts and current economic trends are used in evaluating the allowance for doubtful accounts. The Company includes any accounts receivable balances that are determined to be uncollectible, along with a general reserve, in its overall allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on the information available, the Company believes its allowance for doubtful accounts is adequate.

Principles of Consolidation: The consolidated financial statements include the accounts of Homeland Safety Consultants, Inc. and its wholly owned subsidiary, Homeland Safety Training, Inc. All significant intercompany balances and transactions have been eliminated.

Income Taxes: The Company adopted FASB ASC 740-1050, Accounting for Uncertainty in Income Taxes. ASC 740-10-50 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC 740-10 requires that the Company determine whether the benefits of its tax positions are more-likely-than-not of being sustained upon audit based on the technical merits of the tax position. The Company recognizes the impact of an uncertain income tax position taken on its income tax return at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority.

Fair Value of Financial Instruments: The carrying amounts reported in the consolidated balance sheets for accounts receivable, prepaid expenses, other assets, accounts payable, and accrued expenses approximate their fair value because of the immediate or short-term nature of these financial instruments. The fair value of long-term debt approximates its carrying value at the stated or discounted rate of the debt to reflect recent market conditions.

Earnings (Loss) per share: FASB ASC 260-10 requires the presentation of basic earnings per share ("basic EPS") and diluted earnings per share ("diluted EPS").

The Company’s basic income (loss) per common share is based on net income (loss) for the relevant period, divided by the weighted average number of common shares outstanding during the period. Diluted income per common share is based on net income, divided by the weighted average number of common shares outstanding during the period, including common share equivalents, such as outstanding stock options and beneficial conversion of related party accounts. The computation of diluted loss per share does not assume conversion, exercise or contingent exercise of warrants, and securities as they would have an anti-dilutive effect on the earnings resulting from the Company’s net loss position in that period.

The Company did not have any common share equivalents.

Recent accounting pronouncements

In June 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income. This guidance improves the comparability, consistency and transparency of financial reporting and increases the prominence of items reported in other comprehensive income. The guidance provided by this update becomes effective for annual periods beginning on or after December 15, 2011. For nonpublic entities, the ASU is effective for fiscal years ending after December 15, 2012, and interim and annual periods thereafter. The adoption of this standard is not expected to have a material impact on the Company’s financial position and results of operations.

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No other recently issued accounting standards are expected to have a material effect on the financial position, results of operations or cash flows of the Company.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 12, 2012, the Company formally changed its fiscal year end from the last day of February to December 31. December 31 is the fiscal year end of the Company’s wholly owned subsidiary, Homeland. The Company will file an Annual Report on Form 10-K for the fiscal year ending December 31, 2012.

Item 9.01   Financial Statements and Exhibits

(a) Financial Statements

The financial statements of Homeland are appended to this Current Report beginning on page F-1.

9

Homeland Safety Consultants, Inc. and Subsidiary

Consolidated Financial Statements (Unaudited)

September 30, 2012 and 2011

Homeland Safety Consultants, Inc. and Subsidiary

Index to the Consolidated Financial Statements (Unaudited)

September 30, 2012 and 2011

Page

Financial Statements (Unaudited)

Consolidated Balance Sheets	F-1-F-2

Consolidated Statements of Income	F-3

Consolidated Statement of Changes in Stockholders’ Deficit	F-4

Consolidated Statements of Cash Flows	F-5

Notes to Consolidated Financial Statements	F-6-F-12

Homeland Safety Consultants, Inc. and Subsidiary

Consolidated Balance Sheets (Unaudited)

	September 30,
	2012	2011
Assets

Current Assets
Cash and Cash Equivalents	$15,585	$21,196
Accounts Receivable, net allowance for doubtful accounts of $16,001 and $41,909, respectively	1,056,729	895,091
Prepaid Expenses	18,673	17,697
Deferred income tax expense	-	44,378
Other Assets	22,913	12,382

Total Current Assets	1,113,900	990,744

Fixed Assets
Furniture and Fixtures	61,389	55,865
Leasehold Improvements	61,600	61,600
	122,989	117,465
Less: Accumulated Depreciation and Amortization	86,811	80,028
	36,178	37,437
Other Assets - Non-Current	21,400	21,400
Total Non-Current Assets	57,578	58,837

Total Assets	$1,171,478	$1,049,581

See accompanying notes to these consolidated financial statements

F-1

Homeland Safety Consultants, Inc. and Subsidiary

Consolidated Balance Sheets (Unaudited) (Continued)

	September 30,
	2012	2011
Liabilities and Stockholders’ Deficit

Current Liabilities
Accounts Payable	$200,299	$133,199
Accrued Expenses	250,047	141,810
Current tax liability	47,190	-
Notes Payable - Shareholders	272,288	449,988
Notes Payable - Related Parties	70,650	17,450
Current Portion of Long-term Debt	380,045	28,063

Total Current Liabilities	1,220,519	770,510

Long-term Liabilities
Long-term Debt, net of current portion	7,375	387,420
Notes Payable – Related Parties	-	50,600
Deferred Tax Liability	6,060	-

Total Long-term Liabilities	13,435	438,020

Total Liabilities	1,233,954	1,208,530

Commitments

Stockholders’ Deficit Common Stock, $.001 par value; 6,833,013 shares authorized, issued and outstanding	6,833	6,833
Accumulated Deficit	(69,309)	(165,782)

Total Stockholders’ Deficit	(62,476)	(158,949)

Total Liabilities and Stockholders’ Deficit	$1,171,478	$1,049,581

See accompanying notes to these consolidated financial statements.

F-2

Homeland Safety Consultants, Inc. and Subsidiary

Consolidated Statements of Income (Unaudited)

	Nine Months Ended September 30,
	2012	2011

Net Revenue	$3,516,596	$3,157,360

Cost of Revenue	2,096,667	1,924,618

Gross Profit	1,419,929	1,232,742

Selling, General and Administrative Expenses	1,228,753	1,068,976

Income from Operations	191,176	163,766

Other Expenses

Interest Expense	37,999	31,142

Income before Income Taxes	153,177	132,624

Provision for Income Taxes	79,046	60,274

Net Income	$74,131	$72,350

Earnings per Common Share – basic and diluted	$.01	$.01

Weighted Average Common Shares Outstanding – basic and diluted	6,833,013	6,833,013

See accompanying notes to these consolidated financial statements.

F-3

Homeland Safety Consultants, Inc. and Subsidiary

Consolidated Statement of Changes in Stockholders’ Deficit (Unaudited)

	Common Stock		Accumulated	Total Stockholders’
	Shares	Amount	Deficit	Deficit

Balance at January 1, 2011	6,833,013	$6,833	$(238,132)	$(231,299)

Net Income for the nine months period	-	-	72,350	72,350

Balance at September 30, 2011	6,833,013	$6,833	(165,782)	(158,949)

Balance at January 1, 2012	6,833,013	$6,833	$(143,440)	$(136,607)

Net Income for the nine months period	-	-	74,131	74,131

Balance at September 30, 2012	6,833,013	$6,833	$(69,309)	$(62,476)

See accompanying notes to these consolidated financial statements.

F-4

Homeland Safety Consultants, Inc. and Subsidiary

Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
	2012	2011
Cash Flows from Operating Activities
Net Income	$74,131	$72,350
Adjustments to Reconcile Net Income to Net Cash provided by (used in) Operating Activities
Depreciation and amortization	1,685	15,293
Deferred taxes	79,046	60,274
Provision for credit losses	9,471	41,909
Changes in Assets and Liabilities
Accounts receivable	(249,149)	(432,529)
Prepaid expenses and other assets	11,960	9,132
Accounts payable	140,014	16,057
Accrued expenses	54,109	(30,910)
Net cash provided by (used in) operating activities	121,267	(248,424)

Cash Flows from Investing Activities
Purchases of furniture and fixtures	-	(8,407)
Net cash used in investing activities	-	(8,407)

Cash Flows from Financing Activities
Proceeds from borrowing under notes payable	-	88,275
Borrowings from related party notes payable	2,600	50,600
Borrowings from notes payable to shareholders	41,000	233,500
Repayments of notes payable	(25,675)	(28,211)
Repayments of notes payable to shareholders	(158,500)	(71,906)
Net cash provided by (used in) financing activities	(140,575)	272,258

Net increase (decrease) in cash and cash equivalents	(19,308)	15,427

Cash and Cash Equivalents
Beginning of period	34,893	5,769
End of period	$15,585	$21,196

Supplemental Disclosures of Cash Flow Information
Cash Paid during the period for
Income Tax	$3,509	$3,175
Interest	$33,559	$31,142

See accompanying notes to these consolidated financial statements

F-5

Homeland Safety Consultants, Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 1 – Nature of Business and Summary of Significant Accounting Policies

Nature of Business

Homeland Safety Consultants, Inc. and Subsidiary (the “Company”) provides construction site safety services for companies located in New York. The Company provides licensed site safety manager services on major construction projects which is required by the New York City Department of Buildings. The Company also provides safety training, fire safety and emergency preparedness services that are required by the Fire Department of New York.

Principles of Consolidation

The consolidated financial statements include the accounts of Homeland Safety Consultants, Inc. and its wholly owned subsidiary Homeland Safety Training, Inc. All significant intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of the contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Significant estimates, assumptions and judgments are applied in the determination of our allowance for doubtful accounts and our valuation allowance based on future taxable income. Estimates have been prepared on the basis of the most current and best information available as of each balance sheet date. As such, actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying amounts reported in the consolidated balance sheets as of September 30, 2012 and September 30, 2011 for accounts receivable, prepaid expenses, other assets, accounts payable, and accrued expenses approximate their fair value because of the immediate or short-term nature of these financial instruments.

Cash and Cash Equivalents and Concentration of Risk

The Company considers all accounts of cash and other highly liquid investments with original maturities of three months or less as cash or cash equivalents. At times throughout the year, the Company might maintain bank balances that may exceed Federal Deposit Insurance Corporation (FDIC) insured limits.

For the nine months ended September 30, 2012, 13% of revenues were from one customer. Outstanding accounts receivable at September 30, 2012 for two customers accounted for 17% and 11% of total accounts receivable. For the nine months ended September 30, 2011, there were no such concentrations.

Accounts Receivable

Accounts receivable are non-interest bearing obligations due under normal trade terms. Senior management reviews accounts receivable on a monthly basis to determine if any receivables will be potentially uncollectible. Historical bad debts and current economic trends are used in evaluating the allowance for doubtful accounts. The Company includes any accounts receivable balances that are determined to be uncollectible, along with general reserve, in its overall allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on the information available, the Company believes its allowance for doubtful accounts as of September 30, 2012 and September 30, 2011 is adequate.

F-6

Homeland Safety Consultants, Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 1 – Summary of Significant Accounting Policies (continued)

Fixed Assets

Fixed Assets consists of furniture and fixtures and leasehold improvements which are stated at cost. Leasehold improvements are depreciated using the lesser of the life of the lease or the useful life of the asset. Repairs and maintenance are charged to expense as incurred. Depreciation is provided using the straight line method over the estimated useful lives of the asset as follows:

	Method	Estimated Useful Life

Furniture and fixtures	Straight-line	5-7 years
Leasehold Improvements	Straight-line	5 years

Depreciation and amortization expense for the nine months ended September 30, 2012 and 2011 was $1,685 and $15,293 respectively.

Revenue Recognition

Revenue consists primarily of fees received, based on time and materials, for providing site safety managers on major construction sites and safety training, fire safety and emergency preparedness services. Revenue is recognized in the period in which the services are performed and amounts are earned, and collectability is reasonably assured.

Income Taxes

The Company accounts for income taxes using the asset and liability method described in FASB ASC 740. Deferred tax assets arise from a variety of sources, the most significant being: a) tax losses that can be carried forward to be utilized against profits in future years; b) expenses recognized in the books but disallowed in the tax return until the associated cash flow occurs; and c) valuation changes of assets which need to be tax effected for book purposes but are deductible only when the valuation change is realized.

F-7

Homeland Safety Consultants, Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 1 – Summary of Significant Accounting Policies (continued)

Income Taxes (continued)

Deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities and are measured using enacted tax rates and laws that are expected to be in effect when such differences are expected to reverse. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefit which is not more likely than not to be realized. In assessing the need for a valuation allowance, future taxable income is estimated, considering the realization of tax loss carry forwards. Valuation allowances related to deferred tax assets can also be affected by changes to tax laws, changes to statutory tax rates and future taxable income levels. In the event it was determined that the Company would not be able to realize all or a portion of our deferred tax assets in the future, we would reduce such amounts through a charge to income in the period in which that determination is made. Conversely, if we were to determine that we would be able to realize our deferred tax assets in the future in excess of the net carrying amounts, we would decrease the recorded valuation allowance through an increase to income in the period in which that determination is made. In its evaluation of a valuation allowance the Company takes into account existing contracts and backlog, and the probability that options under these contract awards will be exercised as well as sales of existing products. The Company prepares profit projections based on the revenue and expenses forecast to determine that such revenues will produce sufficient taxable income to realize the deferred tax assets. The Company adopted FASB ASC 740-10-50, Accounting for Uncertainty in Income Taxes. ASC 740-10-50 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC 740-10 requires that the Company determine whether the benefits of its tax positions are more-likely-than-not of being sustained upon audit based on the technical merits of the tax position. The Company recognizes the impact of an uncertain income tax position taken on its income tax return at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority.

Despite the Company’s belief that its tax return positions are consistent with applicable tax laws, one or more positions may be challenged by taxing authorities. Settlement of any challenge can result in no change, a complete disallowance, or some partial adjustment reached through negotiations or litigation.

Interest and penalties related to income tax matters, if applicable, will be recognized as income tax expense. During the nine months ended September 30, 2012 and 2011, the Company did not incur any expense related to interest or penalties for income tax matters, and no such amounts were accrued as of September 30, 2012 and 2011.

Earnings (Loss) per Share

FASB ASC 260-10 requires the presentation of basic earnings per share ("basic EPS") and diluted earnings per share ("diluted EPS").

The Company’s basic income (loss) per common share is based on net income (loss) for the relevant period, divided by the weighted average number of common shares outstanding during the period. Diluted income per common share is based on net income, divided by the weighted average number of common shares outstanding during the period, including common share equivalents, such as outstanding stock options and beneficial conversion of related party accounts. The computation of diluted loss per share for the nine months ended September 30, 2012 and 2011 does not assume conversion, exercise or contingent exercise of warrants, and securities as they would have an anti-dilutive effect on the earnings resulting from the Company’s net loss position in that period.

For the nine months ended September 30, 2012 and 2011, the Company did not have any common share equivalents.

Advertising Costs

Advertising costs are expensed as incurred, and were $11,625 and $9,346 for the nine months ended September 30, 2012 and 2011, respectively.

F-8

Homeland Safety Consultants, Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 1 – Summary of Significant Accounting Policies (continued)

Segment Reporting

Financial Accounting Standards Board (“FASB”) ASC Topic 280, Segment Reporting (“ASC 280”), establishes standards for the way public business enterprises report information about operating segments. ASC 280 also establishes standards for related disclosures about products and services, geographic areas and major customers. The Company has determined that based on these criteria it only operates one segment, consulting services, as all other services do not meet the minimum threshold for separate reporting of a segment.

Note 2 — Going Concern

Although the Company had a net income of $74,131 and positive cash flows from operating activities for the nine months ended September 30, 2012, the Company has an accumulated deficit of approximately $69,000 as of September 30, 2012. In addition, at September 30, 2012, the Company has a cash balance of approximately $15,600 and a working capital deficiency of approximately $107,000. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty. The Company needs additional capital to fund current working capital requirements, ongoing debt service and to repay its obligations that are maturing over the upcoming twelve month period. Management plans to increase revenues and to control operating expenses in order to reduce losses from operations. Additionally, the Company plans to seek equity and/or debt financing in order to enable the Company to meet its financial obligations.

Note 3 – Long-term Debt

	September 30,
	2012	2011
Notes payable (a)	$287,899	$300,410
Notes payable (b)	27,300	32,525
Notes payable (c)	50,000	50,000
Notes payable (d)	22,221	24,155
Notes payable (e)	-	8,393
	387,420	415,483
Less current portion	(380,045)	(28,063)
Total long-term debt	$7,375	$387,420

(a)	The Company entered into a 5 year term loan with a commercial bank bearing interest at 11.5%. The loan matures in May of 2013 and is secured by all assets of the Company. The loan is guaranteed by shareholders.
(b)	Various unsecured notes bearing interest of 2% per annum with a final maturity in November of 2013.
(c)	The Company entered into a 2 year unsecured note with a private equity group. The loan bears interest at a rate of 6% and matures in April of 2013.
(d)	The Company entered into a 30 month unsecured loan. The loan bears interest at a rate of 6% and matures in September of 2013.
(e)	The Company had a line of credit with a bank. The line of credit was converted into a term loan in 2010. The term loan matured and was fully satisfied in January 2012.

F-9

Homeland Safety Consultants, Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 3 – Long-term Debt (continued)

Maturities of long-term debt are as follows:

Period Ending September 30,
2013	$380,045
2014	7,375
$387,420

Notes 4 – Notes Payable – Related Parties

	September 30,
	2012	2011
Notes payable (f)	$17,450	$17,450
Notes payable (g)	53,200	50,600
	70,650	68,050
Less current portion	(70,650)	(17,450)
Total long-term debt	$-	$50,600

(f)	The related party unsecured note is due on demand and bears interest at a rate of 8%.
(g)	The related party unsecured note bears interest at a rate of 6% and is due on May 26, 2013.

Interest expense on notes payable to related parties for the nine months ended September 30, 2012 and 2011 was $3,484 and $2,215 respectively.

Note 5 – Amount Payable to Officer

Included in accounts payable is a consulting fee due to an officer for work performed prior to him becoming an employee of the Company. The amount of this payable is $5,120 as of September 30, 2012 and $10,970 as of September 30, 2011.

Note 6 – Notes Payable to Shareholders

Between the period from December 31, 2007 and September 30, 2012 the Company received loans from various shareholders. Amounts due bear interest at a rate ranging from 2% to 8% and are due on demand. Interest expense related to these loans was $6,731 and $14,433 for the nine months ended September 30, 2012 and 2011, respectively.

Note 7 – Income Taxes

The tax effect of temporary differences, primarily net operating loss carryforwards, give rise to a deferred tax asset. Deferred income taxes are recognized for the tax consequence of such temporary differences at the enacted tax rate expected to be in effect when the differences reverse. The full realization of the tax benefit associated with the carry forward depends predominantly upon the Company's ability to generate taxable income during the carry forward period.

F-10

Homeland Safety Consultants, Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 7 – Income Taxes (continued)

The components of the Company’s deferred taxes at September 30, 2012 and 2011 are as follows:

	September 30,
	2012	2011
Net Operating Loss Carry Forwards	$-	$31,542
Temporary differences – depreciation	(6,060)	12,836

Deferred Tax Asset (Liability), net	$(6,060)	$44,378

The reconciliation between the income tax provision and the amount computed by applying the statutory federal tax rate to income from continuing operation is as follows:

	September 30,
	2012	2011
US Statutory tax rate	34.0%	34.0%
State and City tax rate	10.0	10.0
True-up	6.0	0.0
Permanent differences	1.0	1.0
Effective Tax Rate	51.0%	45.0%

At September 30, 2012 the Company did not have a net operating loss carry forward. At September 30, 2011, the Company had federal and state net operating loss carry forwards in the approximate amounts of $70,837 available to offset future taxable income.

Note 8 - Operating Leases

The Company leases its office space in New York, NY under a lease agreement expiring August 31, 2015, with two five year options to extend the term. In addition, the Company leases additional office space for $2,000 per month and on a month-to-month basis. The Company leases certain office equipment under a lease agreement expiring December 31, 2015.

Rent expense related to the leases for the nine months ended September 30, 2012 and 2011 was $156,523 and $100,860. Minimum annual lease commitments are as follows:

September 30,	Total	Office Space	Office Equipment

2013	$105,807	$92,175	$13,632
2014	111,957	98,325	13,632
2015	106,032	92,400	13,632
2016	3,408	-	3,408

	$327,204	$282,900	$44,304

F-11

Homeland Safety Consultants, Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Note 9 – Subsequent Events

On November 12, 2012 the Company entered into a Share Exchange Agreement with Benaco, Inc. whereby Benaco acquired all of the issued and outstanding shares of Homeland Safety Consultants, Inc. in exchange for 6,833,013 shares of Benaco’s common stock. Since Benaco was a shell entity prior to the transaction, the exchange was accounted for as a reverse acquisition. Accordingly, for financial statement purposes, Homeland Safety Consultants, Inc. was considered the accounting acquirer and the related business combination was considered a recapitalization of Homeland Safety Consultants, Inc. All share and per share amounts for all periods presented have been retroactively adjusted to reflect the recapitalization.

Also in connection with the Share Exchange Agreement, Benaco issued an additional 500,320 shares in exchange for the cancellation of indebtedness in the aggregate amount of $250,160.

F-12

Homeland Safety Consultants, Inc. and Subsidiary

Consolidated Financial Statements

December 31, 2011 and 2010

Homeland Safety Consultants, Inc. and Subsidiary

Index to the Consolidated Financial Statements

December 31, 2011 and 2010

Page

Report of Independent Registered Public Accounting Firm	F-13

Financial Statements

Consolidated Balance Sheets	F-14-F-15

Consolidated Statements of Operations	F-16

Consolidated Statement of Changes in Stockholders’ Deficit	F-17

Consolidated Statements of Cash Flows	F-18

Notes to Consolidated Financial Statements	F-19-F-25

FRIEDMAN LLP
ACCOUNTANTS AND ADVISORS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Management and Stockholders of
Homeland Safety Consulting, Inc.

We have audited the accompanying consolidated balance sheets of Homeland Safety Consulting, Inc. and its subsidiary (the "Company") as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards established by the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2011 and 2010, and the results of its operations and its cash flows in the two-year period ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/Friedman LLP

Marlton, New Jersey
November 9, 2012
November 12, 2012 with respect to Note 8

F-13

Homeland Safety Consultants, Inc. and Subsidiary

Consolidated Balance Sheets

	December 31,
	2011	2010
Assets

Current Assets
Cash and Cash Equivalents	$34,893	$5,769
Accounts Receivable, net allowance for doubtful accounts of $6,530 and $0, respectively	817,051	504,471
Prepaid Expenses	29,933	23,454
Deferred Tax Asset	25,796	104,652
Other Assets	23,613	15,757

Total Current Assets	931,286	654,103

Fixed Assets
Furniture and Fixtures	61,389	47,458
Leasehold Improvements	61,600	61,600
	122,989	109,058
Less: Accumulated Depreciation and Amortization	85,126	64,735
Fixed Assets, Net of Accumulated Depreciation	37,863	44,323
Other Assets – Non-Current	21,400	21,400
Total Non-Current Assets	59,263	65,723

Total Assets	$990,549	$719,826

See accompanying notes to these consolidated financial statements

F-14

Homeland Safety Consultants, Inc. and Subsidiary

Consolidated Balance Sheets (Continued)

	December 31,
	2011	2010
Liabilities and Stockholders’ Deficit

Current Liabilities
Accounts Payable	$60,285	$116,602
Accrued Expenses	195,938	173,260
Notes Payable - Shareholders	389,788	288,388
Notes Payable - Related Parties	17,450	-
Current Portion of Long-term Debt	36,696	38,760

Total Current Liabilities	700,157	617,010

Long-term Liabilities
Long-term Debt, net of current portion	376,399	316,665
Notes Payable – Related Parties	50,600	17,450

Total Long-term Liabilities	426,999	334,115

Total Liabilities	1,127,156	951,125

Commitments

Stockholders’ Deficit
Common Stock, $.001 par value; 6,833,013 shares authorized, issued and outstanding	6,833	6,833
Accumulated Deficit	(143,440)	(238,132)

Total Stockholders’ Deficit	(136,607)	(231,299)

Total Liabilities and Stockholders’ Deficit	$990,549	$719,826

See accompanying notes to these consolidated financial statements

F-15

Homeland Safety Consultants, Inc. and Subsidiary

Consolidated Statements of Operations

	Years Ended December 31,
	2011	2010

Net Revenue	$4,351,200	$3,211,704

Cost of Revenue	2,666,627	2,077,902

Gross Profit	1,684,573	1,133,802

Selling, General and Administrative Expenses	1,453,682	1,173,807

Income (Loss) from Operations	230,891	(40,005)

Other Expenses

Interest Expense	57,343	48,439

Income (Loss) before Income Taxes	173,548	(88,444)

Provision for Income Taxes	78,856	(36,381)

Net Income (Loss)	$94,692	$(52,063)

Earnings (Loss) per Common Share – basic and diluted	$.01	$(.01)

Weighted Average Common Shares Outstanding – basic and diluted	6,833,013	6,833,013

See accompanying notes to these consolidated financial statements

F-16

Homeland Safety Consultants, Inc. and Subsidiary

Consolidated Statement of Changes in Stockholders’ Deficit

	Common Stock		Accumulated	Total Stockholders’
	Shares	Amount	Deficit	Deficit

Balance at January 1, 2010	6,833,013	$6,833	$(186,069)	$(179,236)

Net Loss	-	-	(52,063)	(52,063)

Balance at December 31, 2010	6,833,013	6,833	(238,132)	(231,299)

Net Income	-	-	94,692	94,692

Balance at December 31, 2011	6,833,013	$6,833	$(143,440)	$(136,607)

See accompanying notes to these consolidated financial statements

F-17

Homeland Safety Consultants, Inc. and Subsidiary

Consolidated Statements of Cash Flows

	Years Ended December 31,
	2011	2010
Cash Flows from Operating Activities
Net Income (Loss)	$94,692	$(52,063)
Adjustments to Reconcile Net Income (Loss) to Net Cash used in Operating Activities
Depreciation and amortization	20,391	9,887
Deferred taxes	78,856	(36,381)
Provision for credit losses	6,530	-
Changes in Assets and Liabilities
Accounts receivable	(319,110)	(122,220)
Prepaid expenses and other assets	(14,334)	(19,715)
Accounts payable	(56,317)	65,916
Accrued expenses	22,677	33,630
Net cash used in operating activities	(166,615)	(120,946)

Cash Flows from Investing Activities
Purchases of furniture and fixtures	(13,931)	(40,033)
Net cash used in investing activities	(13,931)	(40,033)

Cash Flows from Financing Activities
Proceeds from borrowing under notes payable	110,250	41,590
Proceeds from related party borrowings under notes payable	283,500	173,100
Repayments of notes payable	(51,980)	(57,761)
Repayments of related party notes payable	(132,100)	(20,000)
Net cash provided by financing activities	209,670	136,929

Net increase (decrease) in cash and cash equivalents	29,124	(24,050)

Cash and Cash Equivalents
Beginning of year	5,769	29,819
End of year	$34,893	$5,769

Supplemental Disclosures of Cash Flow Information
Cash Paid during the Year for
Income Tax	$3,212	$5,865
Interest	$40,201	$39,174

See accompanying notes to these consolidated financial statements

F-18

Homeland Safety Consultants, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 1 – Nature of Business and Summary of Significant Accounting Policies

Nature of Business

Homeland Safety Consultants, Inc. and Subsidiary (the “Company”) provides construction site safety services for companies located in New York. The Company provides licensed site safety manager services on major construction projects which is required by the New York City Department of Buildings. The Company also provides safety training, fire safety and emergency preparedness services that are required by the Fire Department of New York.

Principles of Consolidation

The consolidated financial statements include the accounts of Homeland Safety Consultants, Inc. and its wholly owned subsidiary Homeland Safety Training, Inc. All significant intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of the contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Significant estimates, assumptions and judgments are applied in the determination of our allowance for doubtful accounts and our valuation allowance based on future taxable income. Estimates have been prepared on the basis of the most current and best information available as of each balance sheet date. As such, actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying amounts reported in the consolidated balance sheets as of December 31, 2011 and 2010 for accounts receivable, prepaid expenses, other assets, accounts payable, and accrued expenses approximate their fair value because of the immediate or short-term nature of these financial instruments.

Cash and Cash Equivalents and Concentration of Risk

The Company considers all accounts of cash and other highly liquid investments with original maturities of three months or less as cash or cash equivalents. At times throughout the year, the Company might maintain bank balances that may exceed Federal Deposit Insurance Corporation (FDIC) insured limits.

In 2010, 29% of sales were from three customers. Outstanding accounts receivable at December 31, 2010 for these customers accounted for 36% of total accounts receivable (approximately $182,650). In 2011, there were no such concentrations.

F-19

Homeland Safety Consultants, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 1 – Summary of Significant Accounting Policies (continued)

Accounts Receivable

Accounts receivable are non-interest bearing obligations due under normal trade terms. Senior management reviews accounts receivable on a monthly basis to determine if any receivables will be potentially uncollectible. Historical bad debts and current economic trends are used in evaluating the allowance for doubtful accounts. The Company includes any accounts receivable balances that are determined to be uncollectible, along with a general reserve, in its overall allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on the information available, the Company believes its allowance for doubtful accounts as of December 31, 2011 and 2010 is adequate.

Fixed Assets

Fixed Assets consists of furniture and fixtures and leasehold improvements which are stated at cost. Leasehold improvements are depreciated using the lesser of the life of the lease or the useful life of the asset. Repairs and maintenance are charged to expense as incurred. Depreciation is provided using the straight line method over the estimated useful lives of the asset as follows:

	Method	Estimated Useful Life

Furniture and fixtures	Straight-line	5-7 years
Leasehold Improvements	Straight-line	5 years

Depreciation and amortization expense for the years ended December 31, 2011 and 2010 was $20,391 and $9,877, respectively.

Revenue Recognition

Revenue consists primarily of fees received, based on time and materials, for providing site safety managers on major construction sites and safety training, fire safety and emergency preparedness services. Revenue is recognized in the period in which the services are performed and amounts are earned, and collectability is reasonably assured.

Income Taxes

The Company accounts for income taxes using the asset and liability method described in FASB ASC 740. Deferred tax assets arise from a variety of sources, the most significant being: a) tax losses that can be carried forward to be utilized against profits in future years; b) expenses recognized in the books but disallowed in the tax return until the associated cash flow occurs; and c) valuation changes of assets which need to be tax effected for book purposes but are deductible only when the valuation change is realized.

F-20

Homeland Safety Consultants, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 1 – Summary of Significant Accounting Policies (continued)

Income Taxes (continued)

Deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities and are measured using enacted tax rates and laws that are expected to be in effect when such differences are expected to reverse. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefit which is not more likely than not to be realized. In assessing the need for a valuation allowance, future taxable income is estimated, considering the realization of tax loss carryforwards. Valuation allowances related to deferred tax assets can also be affected by changes to tax laws, changes to statutory tax rates and future taxable income levels. In the event it was determined that the Company would not be able to realize all or a portion of our deferred tax assets in the future, we would reduce such amounts through a charge to income in the period in which that determination is made. Conversely, if we were to determine that we would be able to realize our deferred tax assets in the future in excess of the net carrying amounts, we would decrease the recorded valuation allowance through an increase to income in the period in which that determination is made. In its evaluation of a valuation allowance the Company takes into account existing contracts and backlog, and the probability that options under these contract awards will be exercised as well as sales of existing products. The Company prepares profit projections based on the revenue and expenses forecast to determine that such revenues will produce sufficient taxable income to realize the deferred tax assets. The Company adopted FASB ASC 740-1050, Accounting for Uncertainty in Income Taxes. ASC 740-10-50 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC 740-10 requires that the Company determine whether the benefits of its tax positions are more-likely-than-not of being sustained upon audit based on the technical merits of the tax position. The Company recognizes the impact of an uncertain income tax position taken on its income tax return at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority.

Despite the Company’s belief that its tax return positions are consistent with applicable tax laws, one or more positions may be challenged by taxing authorities. Settlement of any challenge can result in no change, a complete disallowance, or some partial adjustment reached through negotiations or litigation.

Interest and penalties related to income tax matters, if applicable, will be recognized as income tax expense. During the years ended December 31, 2011 and 2010 the Company did not incur any expense related to interest or penalties for income tax matters, and no such amounts were accrued as of December 31, 2011 and 2010.

Earnings (Loss) per Share

FASB ASC 260-10 requires the presentation of basic earnings per share ("basic EPS") and diluted earnings per share ("diluted EPS").

The Company’s basic income (loss) per common share is based on net income (loss) for the relevant period, divided by the weighted average number of common shares outstanding during the period. Diluted income per common share is based on net income, divided by the weighted average number of common shares outstanding during the period, including common share equivalents, such as outstanding stock options and beneficial conversion of related party accounts. The computation of diluted loss per share for the year ended December 31, 2011 does not assume conversion, exercise or contingent exercise of warrants, and securities as they would have an anti-dilutive effect on the earnings resulting from the Company’s net loss position in that period.

For the years ended December 31, 2011 and 2010, the Company did not have any common share equivalents.

Advertising Costs

Advertising costs are expensed as incurred, and were $15,031 and $13,835 for the years ended December 31, 2011 and 2010, respectively.

F-21

Homeland Safety Consultants, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 1 – Summary of Significant Accounting Policies (continued)

Segment Reporting

Financial Accounting Standards Board (“FASB”) ASC Topic 280, Segment Reporting (“ASC 280”), establishes standards for the way public business enterprises report information about operating segments. ASC 280 also establishes standards for related disclosures about products and services, geographic areas and major customers. The Company has determined that based on these criteria it only operates one segment, consulting services, as all other services do not meet the minimum threshold for separate reporting of a segment.

Note 2 – Long-term Debt

	December 31,
	2011	2010
Notes payable (a)	$297,415	$308,896
Notes payable (b)	39,900	19,250
Notes payable (c)	50,000	-
Notes payable (d)	23,682	-
Notes payable (e)	2,098	27,279
	413,095	355,425
Less current portion	36,696	(38,760)
Total long-term debt	$376,399	$316,665

(a)	The Company entered into a 5 year term loan with a commercial bank bearing interest at 11.5%. The loan matures in May of 2013 and is secured by all assets of the Company. The loan is guaranteed by shareholders.
(b)	The note is due on demand and bears interest at a rate of 2% per annum.
(c)	The Company entered into a 2 year note with a private equity group. The loan bears interest at a rate of 6% and matures in April of 2013.
(d)	The Company entered into a 30 month loan. The loan bears interest at a rate of 6% and matures in September of 2013.
(e)	The Company had a line of credit with a bank. The line of credit was converted into a term loan in 2010. The term loan matured and was fully satisfied in January 2012.

Maturities of long-term debt are as follows:

Years Ending December 31,
2012	$36,696
2013	376,399
$413,095

F-22

Homeland Safety Consultants, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Notes 3 – Notes Payable – Related Parties

	December 31,
	2011	2010
Notes payable (f)	$17,450	$17,450
Notes payable (g)	50,600	-
	68,050	17,450
Less current portion	(17,450)	-
Total long-term debt	$50,600	$17,450

(f)	The related party note is due on demand and bears interest at a rate of 8%.
(g)	The related party note bears interest at a rate of 6% and is due on May 26, 2013.

Interest expense on notes payable to related parties for the years ended December 31. 2011 and 2010 was $22,646 and $9,364 respectively.

Maturities of long-term debt payable to related parties are as follows:

Years Ending December 31,
2012	$17,450
2013	50,600
$68,050

Note 4 – Amount Payable to Officer

Included in accounts payable is a consulting fee due to an officer for work performed prior to him becoming an employee of the Company. The amount of this payable is 3,842 in 2011 and 3,255 in 2010.

Note 5 – Notes Payable to Shareholders

Between the years ended December 31, 2007 and December 31, 2011 the Company received loans from various shareholders. Amounts due bear interest at a rate ranging from 2% to 8% and are due on demand. Interest expense related to these loans was $17,593 and $7,884 for years ended December 31, 2011 and 2010, respectively.

F-23

Homeland Safety Consultants, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 6 – Income Taxes

The tax effect of temporary differences, primarily net operating loss carryforwards, give rise to a deferred tax asset. Deferred income taxes are recognized for the tax consequence of such temporary differences at the enacted tax rate expected to be in effect when the differences reverse. The full realization of the tax benefit associated with the carry forward depends predominantly upon the Company's ability to generate taxable income during the carry forward period.

The components of the Company’s deferred taxes at December 31, 2011 and 2010 are as follows:

	2011	2010
Net Operating Loss Carry Forwards	$11,647	$97,272
Temporary differences – depreciation	14,149	7,380

Deferred Tax Asset, net	$25,796	$104,652

The reconciliation between the income tax provision and the amount computed by applying the statutory federal tax rate to income from continuing operation is as follows:

	2011	2010
US Statutory tax rate	34.0%	34.0%
State and City tax rate	10.0	10.0
Permanent differences	1.0	(3.0)
Effective Tax Rate	45.0%	41.0%

At December 31, 2011 and 2010, the Company had federal and state net operating loss carry forwards in the approximate amounts of $26,157 and $218,456, respectively, available to offset future taxable income.

Note 7 - Operating Leases

The Company leases its office space in New York, NY under a lease agreement expiring August 31, 2015, with two five year options to extend the term. In addition, the Company leases additional office space for $2,000 per month and on a month-to-month basis.

The Company leases certain office equipment under a lease agreement expiring December 31, 2015.

Rent expense related to the leases for the year ended December 31, 2011 and 2010 was $138,715 and $29,800.

Minimum annual lease commitments are as follows:

December 31,	Total	Office Space	Office Equipment

2012	$88,332	$74,700	$13,632
2013	85,182	71,550	13,632
2014	111,732	98,100	13,632
2015	114,432	100,800	13,632

	$399,678	$345,150	$54,528

F-24

Homeland Safety Consultants, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 8 – Subsequent Events

On November 12, 2012 the Company entered into a Share Exchange Agreement with Benaco, Inc. whereby Benaco acquired all of the issued and outstanding shares of Homeland Safety Consultants, Inc. in exchange for 6,833,013 shares of Benaco’s common stock. Since Benaco was a shell entity prior to the transaction, the exchange was accounted for as a reverse acquisition. Accordingly, for financial statement purposes, Homeland Safety Consultants, Inc. was considered the accounting acquirer and the related business combination was considered a recapitalization of Homeland Safety Consultants, Inc. All share and per share amounts for all periods presented have been retroactively adjusted to reflect the recapitalization.

Also in connection with the Share Exchange Agreement, Benaco issued an additional 500,320 shares in exchange for the cancellation of indebtedness in the aggregate amount of $250,160.

F-25

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENACO, INC.

Dated: December 27, 2012	By:	/s/ Michael Gianatasio
Name: Michael Gianatasio
Title: Chief Executive Officer

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